                                                                  Exhibit (b)(i)

                                                                 [EXECUTION COPY]

                         *******************************

                           LOAN AND SECURITY AGREEMENT

                           DATED AS OF APRIL __, 2007

                                     BETWEEN

                              BZ ACQUISITION CORP.

                                       AND

                               BAIRNCO CORPORATION

                                  AS BORROWERS

                                       AND

                            STEEL PARTNERS II, L.P.,

                                    AS LENDER

                         *******************************

                                TABLE OF CONTENTS

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                                TABLE OF CONTENTS
                                   (continued)
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  SECTION 10.14.  Special Provisions Relating to Bairnco and the Bairnco
                  Subsidiaries................................................25
  SECTION 10.15.  Execution in Counterparts...................................25

EXHIBITS:

Exhibit A - Form of Note

                                       ii

                           LOAN AND SECURITY AGREEMENT

            This Loan and Security  Agreement,  dated as of April __, 2007 (this
"AGREEMENT"),  is made by and among BZ Acquisition Corp., a Delaware corporation
("BZ ACQUISITION"),  Bairnco Corporation, a Delaware Corporation ("BAIRNCO," and
together with BZ Acquisition,  the "BORROWERS"),  and Steel Partners II, L.P., a
Delaware limited partnership (the "LENDER").

                                    RECITALS:

            WHEREAS,  Lender has agreed to loan money to the  Borrowers  for the purposes of BZ Acquisition acquiring (the "ACQUISITION") no less than 50% of the outstanding  common  stock  of  Bairnco  through  the  shareholders  of  Bairnco tendering  their Equity  Interests in Bairnco to BZ Acquisition for purchase and the subsequent merger of BZ Acquisition with and into Bairnco with Bairnco being the  surviving  corporation  (the  "MERGER"),  and to pay  expenses  incurred in connection with the Acquisition and the Merger,  on the terms and subject to the provisions contained herein.

            NOW  THEREFORE,  in  consideration  of the  premises  and the mutual promises  contained  herein and for other good and valuable  consideration,  the receipt and  sufficiency  of which is hereby  acknowledged,  the parties  hereto agree as follows:

                                   ARTICLE I.

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.1.  CERTAIN DEFINED TERMS.  As used in this Agreement,  the following terms shall have the following meanings:

                  "ACQUISITION" has the meaning in the recitals.

                  "ADVANCE" means an advance under Section 2.1.

                  "AFFILIATE"  means any Person which,  directly or  indirectly, controls or is  controlled  by or is under  common  control  with  another
      Person.  For  purposes  of this  definition,  "control"  (including,  with correlative meanings,  the terms "controlled by" and "under common control with"),  as used with respect to any Person,  means the power to direct or cause  the  direction  of the  management  and  policies  of such  Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

                  "AMENDMENT TO EXISTING SENIOR FACILITY" means Second Amendment to Loan  and  Security  Agreement,  dated as of the  date  hereof,  by and between the Senior Lender,  Bairnco,  and the Bairnco  Subsidiaries  named therein, in form and substance reasonably satisfactory to Lender.

                  "ASSET DISPOSITION" means a sale, lease, license, consignment, transfer or other  disposition  of  Property of a Loan Party,  including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

                  "BAIRNCO SUBSIDIARIES" means any Subsidiary of Bairnco that is a borrower or a guarantor under the Existing Senior Facility.

                  "BANKRUPTCY  CODE" means The Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. Sections 101 ET SEQ.

                  "BORROWERS" has the meaning in the preamble.

                  "BUSINESS  DAY" means a day of the year on which banks are not required or authorized to close in New York, New York.

                  "CAPITAL  LEASE"  means  any  obligation  to pay rent or other amounts under a lease of (or other  agreement  conveying the right to use)
      any property (whether real, personal or mixed,  immovable or movable) that is required to be classified  and  accounted  for as a  capitalized  lease obligation under GAAP.

                  "CASH INTEREST RATE" means a rate per annum equal to the Prime
      Rate of JPMorgan Chase plus 1.75 percent.

                  "CHANGE OF CONTROL"  shall be deemed to have  occurred at such time following the Acquisition and the Merger as:

                  (i) any  "person"  (as that term is used in Section  13(d) and
            14(d)(2)  of the  Securities  Exchange  Act of 1934  (the  "Exchange
            Act")) (other than Lender or its  Affiliates)  becomes,  directly or indirectly,  the "beneficial  owner" (as defined in Rule 13d-3 under the  Exchange  Act as in effect on the date  hereof)  of  securities representing  fifty  percent  (50%) or more of the  combined  voting power of the then  outstanding  voting  securities of Bairnco or any successor thereof;

                  (ii)during  any period of two (2)  consecutive  years or less, individuals  who at the  beginning  of such period  constituted  the
            Board of Bairnco  cease,  for any reason,  to  constitute at least a majority  of the  Board,  unless  the  election  or  nomination  for election  of each new member of the Board was  approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period;

                  (iii) the  equityholders  of  Bairnco  approve  any  merger or consolidation  to which  Bairnco is a party as a result of which the persons who were equityholders of Bairnco,  immediately prior to the effective  date  of the  merger  or  consolidation  (and  excluding,
            however,   any  shares   held  by  any  party  to  such   merger  or
            consolidation and their Affiliates) shall have beneficial  ownership of less than fifty  percent  (50%) of the combined  voting power for election of members of the Board (or  equivalent)  of the  surviving entity following the effective date of such merger or consolidation;
            or

                  (iv) the  equityholders  of  Bairnco  approve  any  merger  or consolidation  as a result of which the equity interests of Bairnco, shall be changed, converted or exchanged (other than a merger with a wholly-owned Subsidiary of Bairnco) or any liquidation of Bairnco or any sale or other  disposition of fifty percent (50%) or more of the assets or earnings power of Bairnco.

                  "CODE"  means the Internal  Revenue  Code of 1986,  as amended from time to time, and any successor statute.

                  "COLLATERAL"  has the  same  meaning  given  such  term in the
      Guarantee, Pledge and Security Agreement.

                  "COMMITMENT" means up to $90,000,000.

                  "CONTROL" when used with respect to any Person means the power to  direct  the  management  and  policies  of such  Person,  directly  or indirectly,  whether  through  the  ownership  of  voting  securities,  by contract or otherwise;  and the terms  "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                  "DEBT"  means  (without  duplication),  for  any  Person,  (a)
      indebtedness  of such  Person for  borrowed  money or  arising  out of any extension  of  credit to or for the  account  of such  Person  (including, without  limitation,  extensions of credit in the form of reimbursement or payment  obligations  of such Person  relating to letters of credit issued for the  account of such  Person) or for the  deferred  purchase  price of property or services; (b) indebtedness of the kind described in clause (a)
      of this  definition  which is  secured by (or for which the holder of such debt has any existing  right,  contingent or otherwise,  to be secured by)
      any Lien upon or in Property (including, without limitation,  accounts and contract  rights)  owned by such  Person,  whether or not such  Person has assumed  or  become  liable  for  the  payment  of  such  indebtedness  or obligations;  (c) all  obligations as lessee under any Capital Lease;  (d)
      all  contingent  liabilities  and  obligations  under  direct or  indirect guarantees  in respect of, and  obligations  (contingent  or otherwise) to purchase or otherwise  acquire,  or otherwise to assure a creditor against loss in respect of,  indebtedness  or  obligations  of others of the kinds referred  to in  clauses  (a)  through  (c)  above;  and (e) any  monetary obligation of a Person under or in  connection  with a  sale-leaseback  or similar arrangement.

                  "DEBTOR    LAWS"    means    all    applicable    liquidation,
      conservatorship,   bankruptcy,  moratorium,   arrangement,   receivership,
      insolvency,  reorganization or similar laws including the Bankruptcy Code, or general equitable  principles from time to time in effect affecting the rights of creditors generally.

                  "DEFAULT"  means any event the  occurrence  of which does,  or with the lapse of time or giving of notice or both  would,  constitute  an
      Event of Default.

                  "EQUITY  INTERESTS"  of any  Person  shall  mean  any  and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests,  participation or other equivalents  of or interest in (regardless  of how  designated)  equity of
      such  Person,  whether  voting  or  nonvoting,   including  common  stock,
      preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3a11-1 under the  Securities  Exchange Act of
      1934).

                  "EVENTS OF DEFAULT" has the meaning specified in Section 9.1.

                  "EXISTING   SENIOR  FACILITY"  means  that  certain  Loan  and
      Security  Agreement,  dated as of November 9, 2006, by and among  Bairnco, the Bairnco  Subsidiaries  named  therein,  and Bank of America,  N.A.,  a national banking  association,  individually as a lender thereunder and as agent for the lenders from time to time  thereunder,  as the same has been amended by that  certain  Waiver and First  Amendment to Loan and Security
      Agreement dated March 23, 2007, and as further amended by the Amendment to
      Existing  Senior  Facility,  and  by  any  other  amendment,  restatement, supplement or other modification made in accordance with the Intercreditor
      Agreement.

                  "GAAP" means  generally  accepted  accounting  principles  set forth in the  opinions and  pronouncements  of the  Accounting  Principles
      Board and the  American  Institute of Certified  Public  Accountants,  and
      statements and pronouncements of the Financial Accounting Standards Board.

                  "GOVERNMENTAL  AUTHORITY"  means  any  (domestic  or  foreign)
      federal,  state,  county,   municipal,   parish,   provincial,   or  other
      government,  or any department,  commission,  board, court, agency, or any other  instrumentality  of any of them or any other political  subdivision thereof,  and any  entity  exercising  executive,  legislative,  judicial, regulatory,  or administrative functions of, or pertaining to, government, including,  without  limitation,  any arbitration panel, any court, or any commission.

                  "GUARANTEE,   PLEDGE  AND   SECURITY   AGREEMENT"   means  the
      Guarantee, Pledge and Security Agreement between the Lender, the Borrowers and the Bairnco  Subsidiaries,  dated as of the date  hereof,  in form and substance reasonably satisfactory to the Lender.

                  "HIGHEST LAWFUL RATE" means the maximum  nonusurious  interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Note or on other amounts, if any, due to the Lender pursuant to this Agreement or any other
      Loan Document  under laws  applicable to the Lender which are presently in effect or, to the extent allowed by law, under such  applicable laws which may hereafter be in effect.

                  "INSOLVENCY  PROCEEDING"  means  in  any  case  or  proceeding commenced by or against a Person  under any state,  federal or foreign law for,  or any  agreement  of such  Person to, (a) the entry of an order for relief under the U.S.  Bankruptcy  Code, or any other  insolvency,  debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator,  conservator or other custodian for such Person or any part of its Property;  or (c) an  assignment or trust  mortgage for the benefit of creditors.

                  "INTERCREDITOR  AGREEMENT" means the Intercreditor  Agreement, dated as of the date hereof, by and between the Senior Lender and Lender.

                  "INTEREST RATE" means  collectively the Cash Interest Rate and the PIK Interest Rate,  PROVIDED THAT, in no event shall the Interest Rate be (i) less than 14.5% per annum for the ninety day period  following  the
      Issue Date or  thereafter,  15% per annum or (ii) at any time in excess of
      18% per annum.

                  "ISSUE  DATE"  means  the  date on which  the  Note is  issued pursuant to this Agreement.

                  "LEGAL  REQUIREMENT"  means  any  order,  constitution,   law,
      ordinance, principle of common law, regulation, rule, statute or treaty of any applicable Governmental Authority.

                  "LIEN"  means  any  security   interest,   mortgage,   pledge,
      hypothecation,  charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement,  encumbrance,  restriction,  statutory or
      other  lien,   preference,   priority  or  other  security   agreement  or
      preferential  arrangement of any kind or nature whatsoever  (including any conditional sale or other title retention  agreement,  any financing lease involving  substantially the same economic effect as any of the foregoing, and the filing of any  financing  statement  under the Uniform  Commercial
      Code or comparable law of any jurisdiction).

                  "LOAN  DOCUMENTS"  means  this  Agreement,  the Note,  the WHX
      Guarantee, the Guarantee, Pledge and Security Agreement, the Intercreditor
      Agreement, and each other certificate,  instrument,  agreement or document
      delivered  by  any  Loan  Party  in  connection   with  the   transactions
      contemplated by this Agreement.

                  "LOAN PARTY" means each Borrower and each Bairnco Subsidiary.

                  "MATERIAL  ADVERSE EFFECT" means (i) a material adverse effect on the  transactions  contemplated  hereby  (including a material  adverse effect on the  ability  of any party  hereto to  perform  its  obligations hereunder) or (ii) an adverse  effect on the business,  assets,  Property, liabilities,  operations,  results of operations,  condition (financial or otherwise) or prospects of the Loan  Parties,  if any, that is material to the Loan  Parties,  taken as a whole,  other  than as a result of  adverse economic  conditions in the United States  generally or as a result of any act or omission contemplated by this Agreement.

                  "MATURITY  DATE"  means the  earliest to occur of (a) June 30,
      2008, (b) the Borrowers obtaining  replacement  financing for the Note, or
      (c) such earlier time to which the  Obligations  may be accelerated  under
      Section 9.1.

                  "NOTE" means the  promissory  note issued under this Agreement pursuant to Section 2.2.

                  "OBLIGATIONS"  means all of the  obligations  of the Borrowers now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

                  "PERMITTED ASSET DISPOSITION" - as long as no Default or Event of Default  exists and all net proceeds  are remitted to Lender,  an Asset

      Disposition  that is (a) a sale of  inventory  in the  ordinary  course of business; (b) a disposition of equipment that, in the aggregate during any
      12 month  period,  has a fair market or book value  (whichever is more) of
      $1,000,000  or less;  (c) a  disposition  of  Inventory  that is obsolete, unmerchantable or otherwise unsaleable in the ordinary course of business;
      (d)  termination  of a  lease  of real or  personal  Property  that is not necessary  for the ordinary  course of business,  could not  reasonably be expected to have a Material Adverse Effect and does not result from a Loan
      Party's default; (e) a disposition of the Acquired Residential  Properties
      (as defined in the Existing Senior  Facility);  or (f) approved in writing by Lender.

                  "PERMITTED LIENS" has the meaning specified in Section 8.3.

                  "PERSON" means an individual,  partnership,  limited liability company  (including a business trust or a real estate  investment  trust), joint stock company, trust, unincorporated association, corporation, joint venture or other entity,  or a government or any political  subdivision or agency thereof.

                  "PIK INTEREST RATE" means, for the ninety-day period following the Issue Date, 4.5% per annum, and thereafter shall mean 5% per annum.

                  "PROPERTY" means any interest or right in any kind of property or asset, whether real, personal,  or mixed, owned or leased,  tangible or intangible, and whether now held or hereafter acquired.

                  "RESPONSIBLE OFFICER" means with respect to Bairnco, the chief
      financial  officer  or  the  chief  accounting  officer  of  Bairnco,   as
      designated in reports filed with the  Securities  and Exchange  Commission
      (the "SEC"),  and with respect to BZ Acquisition,  means any officer of BZ
      Acquisition.

                  "SENIOR  DEBT" means the  "Obligations"  under (and as defined
      in) the Existing Senior Facility.

                  "SENIOR LENDER" means Bank of America,  N.A., a national bank, as agent  for the  financial  institutions  party to the  Existing  Senior
      Facility from time to time as lenders.

                  "SOLVENT"  means  as to  any  Person,  such  Person  (a)  owns
      Property  whose fair salable value is greater than the amount  required to pay all of its debts (including  contingent,  subordinated,  unmatured and unliquidated  liabilities);  (b) owns Property  whose present fair salable value (as defined  below) is greater than the probable  total  liabilities
      (including   contingent,    subordinated,   unmatured   and   unliquidated
      liabilities)  of such Person as they become  absolute and matured;  (c) is able to pay all of its debts as they  mature;  (d) has capital that is not unreasonably  small for its  business  and is  sufficient  to carry on its business and transactions and all business and transactions in which it is about to engage;  (e) is not  "insolvent"  within  the  meaning of Section
      101(32) of the U.S.  Bankruptcy  Code; and (f) has not incurred (by way of assumption or otherwise) any  obligations  or  liabilities  (contingent or otherwise) under any Loan Documents,  or made any conveyance in connection therewith,  with actual intent to hinder,  delay or defraud either present or future creditors of such Person or any of its Affiliates. "Fair salable value"  means the  amount  that  could be  obtained  for  assets  within a reasonable time, either through  collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

                  "SUBSIDIARY" when used with respect to any Person,  shall mean
      any   corporation  or  other   organization,   whether   incorporated   or
      unincorporated,  of which (i) such Person or any other  Subsidiary of such
      Person is a general partner,  or (ii) at least such number and kind of the securities or other interests  having by their terms ordinary voting power to elect at least  50% of the  board of  directors  or  others  performing similar  functions with respect to such corporation or other  organization is directly or indirectly  owned or controlled by such Person,  by any one or more of its  Subsidiaries,  or by  such  Person  and one or more of its
      Subsidiaries.

                  "WHX" means WHX Corporation, a Delaware corporation.

                  "WHX GUARANTEE" means the Guarantee Agreement, dated as of the date  hereof,  by and between  WHX  Corporation  and  Lender,  in form and substance reasonably satisfactory to Lender.

                  "WHX  SUBORDINATED  LOAN"  means  the  Subordinated  Loan  and
      Security Agreement, dated as of the date hereof, by and between Lender and
      WHX  Corporation  pursuant to which Lender will agree to make an extension of  credit  to  WHX  Corporation  in the  aggregate  principal  amount  of
      $15,000,000 on the terms and subject to the conditions set forth therein.

            SECTION 1.2. TERMS  GENERALLY.  The definitions in Section 1.1 apply equally to both the singular and plural forms of the terms defined. Whenever the context  requires,  any  pronoun  shall  include  the  corresponding  masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be  construed  as if  followed  by the  words  "without  limitation".  The words
"herein",  "hereof" and  "hereunder"  and words of similar  import refer to this
Agreement  (including  the Exhibits  hereto) in its entirety and not to any part hereof,  unless  the  context  otherwise  requires.  All  references  herein  to
Articles, Sections, and Exhibits are references to Articles and Sections of, and
Exhibits to, this Agreement unless the context  otherwise  requires.  Unless the context otherwise requires,  any references to any agreement or other instrument or  statute  or  regulation  are  to  such  agreement,  instrument,  statute  or regulation as amended and supplemented  from time to time (and, in the case of a statute or  regulation,  to any  successor  provisions).  Any  reference in this
Agreement to a "day" or number of "days" (without the explicit  qualification of
"business")  shall mean a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular day, and such day is not a business  day, then such action or notice shall be deferred  until,  or may be taken or given on, the next Business Day.

            SECTION 1.3.  COMPUTATION OF TIME PERIODS.  In this Agreement in the computation of periods of time from a specified date to a later  specified date,

unless otherwise specified herein the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

            SECTION 1.4. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance  with GAAP consistent with those applied in the preparation of the financial  statements of Bairnco as filed with the SEC under the Exchange Act.

                                   ARTICLE II.

                        AMOUNTS AND TERMS OF THE ADVANCE

            SECTION 2.1.  ADVANCE.  Lender  agrees,  on the terms and conditions hereinafter  set  forth,  to  make  one  or  more  advances  (collectively,  the
"Advance")  consisting  of a  term  loan  in  an  amount  no  greater  than  the
Commitment.  The  amount  outstanding  on  such  Advance  shall  be  payable  in accordance  with  Section  3.1  hereof  and  shall  mature  and all  outstanding principal thereof,  together with accrued and unpaid interest thereon,  shall be due and payable on the Maturity Date.
            SECTION 2.2. THE NOTE.  The  Borrowers  shall  jointly and severally execute  and  deliver to the Lender to evidence  the  Advance,  a term note (the
"Note") in the amount of the Commitment.  The Note shall be substantially in the form of Exhibit A hereto with the blanks appropriately  filled, and shall mature on the  Maturity  Date,  at which  time all  principal  and  accrued  and unpaid interest then outstanding thereunder shall become due and payable.

            SECTION 2.3. INTEREST. The Advance (together with all interest which is paid in kind  thereunder)  shall bear  interest  from and including the Issue
Date at the Interest  Rate.  as adjusted  from time to time.  Interest  shall be payable monthly in arrears on the first day of each succeeding month, commencing one month from the Issue Date in accordance with Section 3.1.

            After the  occurrence  and  during  the  continuance  of an Event of
Default the  Advance and all other  Obligations  shall,  at the  election of the
Lenders,  bear  interest at a rate per annum equal to two percent  (2%) PLUS the applicable  Interest Rate (the "DEFAULT RATE").  The additional  interest amount shall be paid in cash monthly in arrears.

            All computations of interest  hereunder  pursuant to this Article II shall be made on the basis of a year of 360 days,  in each  case  including  the first day but  excluding  the last day  occurring  in the  period for which such interest is payable.

                                  ARTICLE III.

                        PAYMENTS, PREPAYMENTS, INCREASED
                                 COSTS AND TAXES

            SECTION 3.1.  PAYMENTS AND COMPUTATIONS

                  (a) The outstanding  principal balance of the Advance shall be payable on the  Maturity  Date,  when all unpaid  principal  of, and accrued  and  unpaid  interest  on,  the  Advance  shall  be due and payable.

                  (b)  Interest  due under the Note shall be payable  monthly in arrears on the first day of each  succeeding  month,  commencing one month from the Issue Date, in cash and in kind as follows:

                        (i)   Interest  shall  be  payable  in cash at the  Cash
                              Interest Rate; and

                        (ii)  Interest  shall  be  payable  in  kind  at the PIK
                              Interest Rate,  with the amount payable under such
                              payment in kind evidenced by the Lender  recording
                              such interest payment on the grid contained in the
                              Schedule  to the Note.  Any  amounts  so  recorded
                              shall become  Obligations of Borrowers  under this
                              Agreement,  shall bear interest in accordance with
                              Section 2.1 hereof and shall be payable in full on
                              the Maturity Date.

                  (c) From  time to time,  Lender  and  Borrowers  may  agree in writing  to adjust  the Cash  Interest  Rate  component  and the PIK
            Interest Rate  component of the Interest Rate without  affecting the overall Interest Rate payable.

                  (d) All  interest  payable  on the  Maturity  Date  (including interest referred to in Section 3.1(b)(ii),  above) shall be paid in cash.

                  (e) Whenever any payment  under the Note shall be stated to be due on a day other than a Business  Day,  such payment shall be made on the next  succeeding  Business  Day,  and such  extension of time shall in such case be  included  in the  computation  of  payment of interest .

            SECTION 3.2.  MANDATORY PREPAYMENTS

            After payment in full of the Senior Debt and  termination  of Senior
Lender's commitment under the Existing Senior Facility,  if, while any amount of principal or accrued but unpaid  interest  remain  outstanding  on the Note, any
Loan  Party  conducts  any  sales of its  securities  or any sale of its  assets permitted under the Loan  Documents,  the Borrowers shall cause such Loan Party, immediately  upon receipt of the net proceeds of such sale, to pay to the Lender all of such net  proceeds  up to an  amount  equal to the  aggregate  amount  of principal of and all accrued  interest on the Note.  Lender shall apply any such proceeds,  in its sole  discretion,  to prepay  amounts of  principal  of and/or accrued interest on the Note then outstanding, without any penalty or premium.

            SECTION 3.3. VOLUNTARY PREPAYMENTS. The Borrowers may, upon at least five (5) Business  Days' prior written  notice to the Lender,  prepay all or any portion of the principal balance of the Obligations  without penalty or premium.
Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the prepayment  date  described in such notice.  Any portion of the  principal  amount of the Advance  which is prepaid in accordance with this Section shall reduce the  principal  amount of the Note and may not be reborrowed.

            SECTION 3.4.  TAXES

                  (a) Any and all payments by the Borrowers under the Note shall be made,  in  accordance  with  Section  3.1,  free and clear of and without  deduction for any and all present or future taxes,  levies, imposts,  deductions,  charges or withholdings,  and all liabilities with respect thereto,  excluding,  in the case of the Lender,  taxes imposed on its income,  and  franchise  taxes  imposed on it, by the jurisdiction  under the laws of which the Lender is organized or any political  subdivision thereof. If any Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under the Note to the Lender, (i) the sum payable shall be increased as may be necessary  so that after  making all  required  deductions
            (including  deductions  applicable to additional  sums payable under this Section 3.4) the Lender  receives an amount equal to the sum it would have  received  had no such  deductions  been  made,  (ii) the
            Borrowers  shall make such  deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant  taxation  authority or other  authority in accordance  with  applicable  law. The Borrowers further  agree to pay any  present  or future  stamp or  documentary taxes or any other  excise or  property  taxes,  charges  or similar levies  which arise from any payment made under the Note or from the execution,  delivery or  registration  of, or otherwise with respect to, this Agreement or the Note.

                  (b) The  Borrowers  will  indemnify  the  Lender  for the full amounts  payable  pursuant  to Section  3.4(a)  (including,  without
            limitation,   any  taxes  or  such  other  amounts  imposed  by  any
            Governmental  Authority on amounts  payable  under this Section 3.4)
            paid by the Lender and any liability (including penalties,  interest and expenses) arising therefrom or with respect thereto,  whether or not such amounts were correctly or legally asserted.

Without  prejudice  to the  survival  of any other  agreement  of the  Borrowers hereunder,  the  agreements and  obligations of the Borrowers  contained in this
Section 3.4 shall  survive the payment in full of principal  and interest  under the Note.

                                   ARTICLE IV.

                                    SECURITY

            SECTION 4.1. GRANT OF SECURITY INTEREST. The Borrowers,  the Bairnco
Subsidiaries  and Lender have  entered into the  Guarantee,  Pledge and Security
Agreement in order to grant to Lender (subject only to Permitted  Liens) a first priority lien and security interest in and to all Property of the Borrowers, and the Bairnco  Subsidiaries and any other Collateral (as defined in the Guarantee,
Pledge  and  Security  Agreement)  to  secure  prompt  repayment  of any and all
Obligations and in order to secure prompt  performance by the Borrowers of their covenants and duties under the Loan Documents.

            SECTION 4.2.  DELIVERY OF  ADDITIONAL  DOCUMENTATION  REQUIRED.  The
Borrowers shall, and shall cause the Bairnco Subsidiaries to execute and deliver to the  Lender,  prior to or  concurrently  with the  Borrowers'  execution  and

                                       10

delivery  of this  Agreement  and at any time  thereafter  at the request of the
Lender, all financing statements,  continuation  financing  statements,  fixture filings,  security  agreements,  assignments,  endorsements  of  certificates of title,  applications  for title,  affidavits,  reports,  notices,  schedules  of accounts,  letters of  authority,  and all other  documents  that the Lender may reasonably  request,  in form  satisfactory  to Lender,  to perfect and maintain perfected  the Lender's  security  interests in the  Collateral  and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                                   ARTICLE V.

                              CONDITIONS OF LENDING

            SECTION 5.1. CONDITIONS  PRECEDENT TO THE ADVANCE. The obligation of the Lender to make the Advance is subject to the  condition  precedent  that the
Lender shall have received, in form and substance satisfactory to the Lender:

                  (a) NOTE. The Note  representing  the aggregate  amount of the
            Advance,  duly executed by the Borrowers and payable to the order of the Lender.

                  (b) EXECUTED LOAN AND SECURITY AGREEMENT. This Agreement, duly executed by the Borrowers.

                  (c)  CORPORATE  AUTHORIZATIONS.  Resolutions  of the  board of directors of such Borrower  approving and authorizing the execution, delivery,  and  performance  by such Borrower of each Loan Document, the notices and other  documents to be  delivered  by such  Borrower pursuant to each Loan Document,  and the  transactions  contemplated thereunder.

                  (d) GOOD STANDING. Certificates of appropriate officials as to the existence and good standing of each Borrower in its jurisdiction of incorporation.

                  (e)  GUARANTEE,   PLEDGE  AND  SECURITY  AGREEMENT.  The  duly
            executed Guarantee, Pledge and Security Agreement.

                  (f) WHX GUARANTEE. The duly executed WHX Guarantee.

                  (g) AMENDMENT TO EXISTING SENIOR  FACILITY.  The duly executed
            Amendment to Existing Senior Facility.

                  (h) INTERCREDITOR  AGREEMENT.  The duly executed Intercreditor
            Agreement.

                  (i) CLOSING  DELIVERIES.  Lender shall have received,  in form
            and  substance   reasonably   satisfactory  to  Lender,   all  other
            agreements, notes, certificates,  orders, authorizations,  financing statements,  and  other  documents  which  Lender  may at  any  time reasonably request.

                  (j)   SECURITY   INTERESTS.   Lender   shall   have   received
            satisfactory  evidence that all security interests and liens granted to Lender for the benefit of Lender  pursuant to this  Agreement  or the other Loan  Documents  have been duly  perfected and  constitute

                                       11

            first  priority liens on the  Collateral,  subject only to Permitted
            Liens.

                  (k)  REPRESENTATIONS  AND WARRANTIES.  The representations and warranties  of the  Borrowers  and each other  Loan Party  contained herein and in the Loan Documents shall be true, correct and complete on and as of the Issue Date to the same extent as though made on and as of that date,  except for any  representation or warranty limited by its terms to a specific date.

                  (l) NO DEFAULT. No event shall have occurred and be continuing or would result from funding the Advance  that would  constitute  an
            Event of Default or a Default.

                  (m)  PERFORMANCE  OF  AGREEMENTS.  Each Loan Party  shall have performed in all material  respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before the Issue Date, in each case to the satisfaction of the
            Lender.

                  (n) NO PROHIBITION. No order, judgment or decree of any court, arbitrator  or  Governmental  Authority  shall  purport to enjoin or restrain Lender from making the Advance.

                  (o) NO  LITIGATION.  There  shall  not be  pending  or, to the knowledge of any Loan Party, threatened,  any action, charge, claim, demand, suit, proceeding,  petition,  governmental  investigation or arbitration  by,  against or affecting  any Loan Party or any of its
            Subsidiaries  or  any  Property  of  any  Loan  Party  or any of its
            Subsidiaries  that has not been  disclosed to Lender by Loan Parties in writing, and there shall have occurred no development in any such
            action,   charge,   claim,  demand,  suit,   proceeding,   petition,
            governmental  investigation  or arbitration  that, in the reasonable opinion of Lender,  would  reasonably be expected to have a Material
            Adverse Effect.

                  (p)  ACQUISITION.  Each  of the  conditions  precedent  to the
            consummation   of  the   Acquisition   (excluding   receipt  of  the
            Acquisition consideration) shall have been satisfied in all material respects  to the  reasonable  satisfaction  of the  Lender,  and not waived,  except  with  the  prior  written  consent  of the  Lender.
            Shareholders holding at least 50% of the Equity Interests of Bairnco
            (on a fully diluted  basis) shall have  tendered  their shares under the Acquisition.

                  (q)  INSURANCE.  Lender shall receive within ten business days following  the Issue  Date,  certificates  of  insurance,  insurance policies or binders for insurance with respect to each Loan Party in types and amounts, under terms and conditions satisfactory to Lender with  appropriate  endorsements  naming  Lender as loss payee and/or additional insured, as appropriate.

                  (r) MATERIAL  ADVERSE CHANGE.  Since December 31, 2006,  there shall  have  been  no  material  adverse  change  in  the  business,

                                       12

            operations, assets, properties,  liabilities,  profits, prospects or financial  position  of  the  Loan  Parties  taken  as  a  whole  as determined by the Lender in its sole discretion

                  (s)  SOLVENCY.  Each Loan  Party  shall have  demonstrated  to
            Lender that after  giving  effect to the  transactions  contemplated hereby,  such Loan Party is  Solvent,  able to meet its  obligations
            (including  the  Obligations)  as they  mature  and  has  sufficient capital to enable it to operate its business as currently  conducted or proposed to be conducted.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

            In order to induce  the  Lender to enter  into this  Agreement,  the
Borrowers  jointly and  severally  represent and warrant to the Lender as of the date hereof and as of the Issue Date that:

            SECTION 6.1. EXISTENCE.  Each Loan Party is duly organized,  validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated  or organized  and is duly  qualified or licensed to do business in all  jurisdictions  where the Property  owned or the business  transacted  by it makes such  qualification  necessary  and where the  failure to be so  qualified could reasonably be expected to have a Material Adverse Effect.

            SECTION 6.2. POWER  AND  AUTHORIZATION.  Each  Loan  Party  is  duly authorized and empowered to execute,  deliver, and perform its obligations under each Loan  Document and all  corporate or other action on such Loan Party's part requisite for the due execution, delivery, and performance of each Loan Document has been or will on or before the Issue Date be duly and effectively taken.

            SECTION 6.3. BINDING OBLIGATIONS.  Each Loan Document constitutes or will on or  before  the Issue  Date  constitute  the  legal,  valid and  binding obligation  of each Loan Party  thereto  enforceable  against such Loan Party in accordance with its terms,  except as such  enforceability may be limited by any
Debtor Law, or by principles governing the availability of equitable remedies.

            SECTION 6.4. GOVERNMENT  APPROVALS.  The  execution,   delivery  and
performance by each Loan Party thereto of Loan Document to which such Loan Party is or is to become a party and the transactions  contemplated hereby and thereby do not require the  approval or consent  of, or filing  with,  any  Governmental
Authority other than those already obtained.

            SECTION 6.5. TAXES; GOVERNMENTAL CHARGES. Each Loan Party has timely filed or caused to be timely filed all federal,  state,  and foreign  income tax returns  which are  required to be filed,  and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due,  except for such taxes and  assessments  as are being  contested in good faith in  appropriate  proceedings  and reserved for in accordance with GAAP.

                                       13

            SECTION 6.6. COMPLIANCE WITH LAW. The business and operations of the
Loan Parties, as conducted,  are in compliance in all material respects with all
Legal Requirements.

            SECTION 6.7. TITLE TO PROPERTIES;  LIENS.  Each Loan Party has good, sufficient  and legal title to, or interest in, all of the  Collateral  (and any other material Properties and assets, if any) and will have good, sufficient and legal  title to all  after-acquired  Collateral  (and any  other  after-acquired material  Properties  and assets,  if any), in each case,  free and clear of all
Liens except for the Permitted Liens. Lender has a valid,  perfected and, except for Liens set forth in clauses (c), (d) and (e) of the  definition  of Permitted
Liens,  first  priority  Liens in the  Collateral,  securing  the payment of the
Obligations,  and such Liens are entitled to all of the rights,  priorities  and benefits  afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected Liens.

            SECTION 6.8. LITIGATION. There are no actions, suits, proceedings or investigations  of any kind pending or threatened  against any Loan Party before any  court,  tribunal  or  administrative  agency or board  that,  if  adversely determined,  might,  either  in any  case  or in the  aggregate,  reasonably  be expected to have a Material Adverse Effect.

            SECTION  6.9. NO DEFAULT OR EVENT OF DEFAULT.  No event has occurred or is continuing which constitutes a Default or Event of Default hereunder.

                                  ARTICLE VII.

                     AFFIRMATIVE COVENANTS OF THE BORROWERS

            Until such time as all  Obligations  shall be  indefeasibly  paid in full, each Borrower covenants and agrees that, unless the Lender shall otherwise consent in writing:

            SECTION 7.1.  COMPLIANCE  WITH LAWS, ETC. The Borrowers will comply, in all material  respects  with all  applicable  Legal  Requirements;  provided,
however,   that  Borrowers  will  comply  in  full  with  any  applicable  Legal
Requirement  the failure  with which to comply could be  reasonably  expected to have a Material Adverse Effect.

            SECTION 7.2. REPORTING AND NOTICE  REQUIREMENTS.  The Borrowers will furnish to the Lender:

                  (a)  NOTICE  OF  DEFAULT.  Promptly  after  any  officer  of a
            Borrower  knows or has  reason to know that any  Default or Event of
            Default has  occurred,  a written  statement of such officer of such
            Borrower  setting  forth the  details  of such  Default  or Event of
            Default and the action which such  Borrower has taken or proposes to take with respect thereto.

                  (b)  NOTIFICATION OF CLAIM AGAINST  COLLATERAL.  Each Borrower
            will, immediately upon becoming aware thereof,  notify the Lender in writing of any setoff,  withholdings  or other defenses to which any of the  CollateraL,  or the  Lender's  rights  with  respect  to the
            CollateraL, are subject.

                                       14

                  (c) Copies of Senior  Lender  Information  and  Notices.  Each
            Borrower will promptly provide to Lender,  copies of all information or notices  required to be provided to Senior  Lender under  Section
            10.1.2 or 10.1.3 of the Existing Senior Facility.

            SECTION 7.3.  USE OF  PROCEEDS.  The proceeds of the Advance will be exclusively used by BZ Acquisition to fund the Acquisition and the Merger and to pay expenses incurred in connection with the Acquisition and the Merger.

            SECTION 7.4. TAXES AND LIENS.  Each Borrower will pay and discharge, or will cause to be paid and discharged,  promptly all taxes,  assessments,  and governmental  charges or levies imposed upon such Borrower or upon the income of any  Property  of such  Borrower  as well as all claims of any kind  (including, without limitation,  claims for labor, materials,  supplies, and rent) which, if unpaid,  might  become a Lien upon any  Property of such  Borrower,  except such taxes,  assessments,  governmental  charges or levies contested in good faith by such Borrower and for which adequate  reserves are maintained in accordance with
GAAP.

            SECTION 7.5.  MAINTENANCE  OF PROPERTY.  Each  Borrower  will at all times  maintain,  preserve,  protect,  and  keep,  or  cause  to be  maintained, preserved,  protected, and kept, its Property in good repair, working order, and condition (ordinary wear and tear excepted) and consistent with past practice.

            SECTION 7.6. RIGHT OF INSPECTION.  From time to time upon reasonable notice to such  Borrower,  each Borrower will permit any officer or employee of, or agent designated by, the Lender to visit and inspect any of the Properties of any Loan Party,  examine such Loan Party's corporate books or financial records, take copies and  extracts  therefrom,  and discuss the  affairs,  finances,  and accounts of such Loan Party with its officers,  certified public accountants and legal counsel,  all as often as the Lender may reasonably desire,  provided that such visits and  inspections  shall be made only during business hours and so as not to interfere  unreasonably  with the business  and  operations  of such Loan
Party.  All confidential or proprietary  information  provided to or obtained by the Lender under this section or under any other  provisions  of this  Agreement shall be held in  confidence  by the Lender in the same manner and with the same
degree  of  protection  as  the  Lender   exercises  with  respect  to  its  own
confidential  or  proprietary  information.  For purposes of this  section,  all information  provided  to the  Lender  pursuant  hereto  shall  be  presumed  to
constitute   "confidential  and  proprietary  information"  unless  (i)  Bairnco indicates  otherwise in writing,  (ii) the information was or becomes  generally available to the public  other than as a result of a disclosure  in violation of this section by the Lender or its representatives,  (iii) the information was or becomes  available to the Lender or its  representatives  on a  non-confidential basis from a source other than such Loan Party,  (iv) the information was within the  possession  of the  Lender  or any of its  representatives  prior  to being furnished  by or on behalf of such Loan  Party,  provided  that in each case the source of such information was not bound by a confidentiality agreement known to
Lender  in  respect  thereof   preventing   disclosure  to  the  Lender  or  its
representatives or (v) the information is independently  developed by the Lender
(but only if it does not contain or reflect,  and is not based upon, in whole or in part, any information furnished hereunder which constitutes  "confidential or proprietary information").

                                       15

            SECTION 7.7.  INSURANCE.  Bairnco will maintain insurance of similar types and coverages as maintained  on the date hereof and  consistent  with past
practice  with  financially   sound  and  reputable   insurance   companies  and
associations  acceptable to the Lender based on the Lender's reasonable judgment
(or as to workers' compensation or similar insurance, in an insurance fund or by self-insurance  authorized  by the  jurisdiction  in which  its  operations  are carried on).

            SECTION 7.8.  NOTICE OF  LITIGATION.  Each  Borrower  will  promptly notify Lender in writing of any litigation,  legal proceeding or dispute,  other than  disputes  in the  ordinary  course of business  or,  whether or not in the ordinary  course of business,  involving  amounts in excess of $50,000,  and any investigation  of such  Borrower  by any  Governmental  Authority,  which  could reasonably  be expected  to  adversely  affect  such  Borrower or any Loan Party whether or not fully covered by insurance,  and regardless of the subject matter thereof.

            SECTION 7.9. MAINTENANCE OF OFFICE.  Bairnco will maintain its chief executive office in 300 Primera Blvd., Lake May, Florida 32746, or at such other place in the United States of America as it shall  designate upon written notice to the Lender,  where notices,  presentations  and demands to or upon Bairnco in respect  of the Loan  Documents  to  which  it is a party  may be given or made.
Bairnco  shall notify the Lender in writing of its intent to relocate any of its
Property  at  least  ten  Business  Days  prior  to the  date of  such  proposed relocation, specifying the Property to be relocated and the location to which it will be relocated.

            SECTION 7.10. EXISTENCE. Each Loan Party shall preserve and maintain its  legal  existence  and all of its  material  rights,  privileges,  licenses, contracts and property and assets used or useful to its business.

            SECTION 7.11. FURTHER ASSURANCES.  Each Borrower will cooperate with the Lender and  execute,  and cause each Loan  Party,  to execute  such  further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction  the transactions  contemplated by this Agreement and the other
Loan Documents.

                                  ARTICLE VIII.

                               NEGATIVE COVENANTS

            Until such time as all  Obligations  shall be  indefeasibly  paid in full,  each Borrower  covenants and agrees that,  without the written consent of the Lender:

            SECTION 8.1.  IMPAIRMENT OF RIGHTS. The Borrowers will not undertake any action or engage in any  transaction  or activity  the intent or  reasonably expected consequences of which may be to impair the Lender's rights hereunder.

            SECTION 8.2.  RESTRICTIONS ON DEBT. The Borrowers will not, and will not permit any Loan Party to, create,  incur, assume,  guarantee or be or remain liable, contingently or otherwise, with respect to any Debt other than:

                  (a)  Senior  Debt in  principal  amount  not in  excess of the
            Maximum Lender Debt (as defined in the Intercreditor Agreement);

                                       16

                  (b)  Debt  to  the  Lender  arising  under  any  of  the  Loan
            Documents;

                  (c)  current  liabilities  of a  Loan  Party  incurred  in the ordinary  course of business not incurred  through (i) the borrowing of money,  or (ii) the  obtaining of credit  except for credit on an open account  basis  customarily  extended  and in fact  extended in connection with normal purchases of goods and services;

                  (d) Debt  incurred  in the  ordinary  course  of  business  in respect of taxes,  assessments,  governmental  charges or levies and claims for labor,  materials and supplies to the extent that payment therefor  shall not at the time be required to be made in accordance with the provisions of Section 7.4;

                  (e) Debt in respect of  judgments  or awards that have been in force for less than the  applicable  period  for taking an appeal so long as  execution is not levied  thereunder  or in respect of which the Loan  Party  shall at the time in good faith be  prosecuting  an appeal or  proceedings  for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (f)  endorsements  for collection,  deposit or negotiation and warranties  of products or  services,  in each case  incurred in the ordinary course of business;

                  (g) Debt  owed by any Loan  Party  to  trade  vendors,  in the amount  of  the  cost  to  the  Loan  Party  of  inventory  held  on consignment from such trade vendors, including,  without limitation, in connection  with and pursuant to agreements with the Loan Party's trade vendors;

                  (h) All  obligations  of the Loan  Parties  in  respect of the obligations of WHX under the WHX Subordinated Loan.

            SECTION  8.3.  RESTRICTIONS  ON LIENS.  Except  with  respect to the
Senior Debt and the Liens  securing the Senior Debt, the Borrowers will not, and will not  permit  any Loan Party to, (i) create or incur or suffer to be created or incurred or to exist any Lien upon any of its Property, or upon the income or profits  therefrom;  (ii) transfer any of such Property or the income or profits therefrom  for the  purpose  of  subjecting  the same to the  payment of Debt or performance  of any other  obligation  in  priority  to payment  of its  general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty  (30) days after the same shall have been  incurred  any Debt or claim or demand against it that if unpaid might by law or upon  bankruptcy or insolvency, or otherwise,  be given any priority  whatsoever over its general creditors;  or
(v) sell, assign,  pledge or otherwise  transfer any accounts,  contract rights, general  intangibles,  chattel paper or instruments,  with or without  recourse;
provided  that a Loan  Party may  create or incur or  suffer  to be  created  or incurred or to exist (the "PERMITTED LIENS"):

                  (a) liens to secure taxes,  assessments  and other  government charges in respect of obligations not overdue or liens on properties to secure  claims  for labor,  material  or  supplies  in respect of obligations not overdue;

                                       17

                  (b) deposits or pledges made in connection  with, or to secure payment of, workmen's compensation,  unemployment insurance, old age pensions or other social security obligations;

                  (c) liens on properties in respect of judgments or awards, the
            Debt with respect to which is permitted by Section 8.2(d);

                  (d)  encumbrances  on real  estate  consisting  of  easements, rights of way, zoning restrictions,  restrictions on the use of real
            Property  and  defects  and  irregularities  in the  title  thereto, landlord's or lessor's liens under leases to which any Loan Party is a party, and other minor liens or encumbrances  none of which in the opinion  of the  Lender  interferes  materially  with the use of the
            Property  affected in the  ordinary  conduct of the  business of the
            Loan Party,  which defects do not  individually  or in the aggregate have a  Material  Adverse  Effect on the  business  of a Loan  Party individually or of the Loan Parties on a consolidated basis;

                  (e) purchase money security interests incurred in the ordinary course; and

                  (f) liens  securing the Senior Debt under the Existing  Senior
            Facility and the WHX Subordinated Loan.

            SECTION 8.4. MERGERS AND  ACQUISITIONS.  The Borrowers will not, and
will  not  permit  any  Loan  Party  to,   become  a  party  to  any  merger  or
consolidation,  or agree to or effect any asset acquisition or stock acquisition
(other  than the  acquisition  of assets  in the  ordinary  course  of  business consistent with past practices)  other than the Acquisition and the Merger.  The
Borrowers will not, and will not permit any of Loan Party to, agree to or effect any asset acquisition or stock  acquisition,  other then the Acquisition and the
Merger,  without the prior written consent of the Lender. The Borrowers will not create or form any subsidiaries without prior written the consent of Lender.

            SECTION 8.5. ISSUANCE OF EQUITY INTERESTS.  No Loan Party will issue any Equity Interests,  including,  without limitation, any issuance of warrants, options or  subscription  or  conversion  rights  (other than under any existing employee  compensation  scheme),  unless (i) the Loan Party receives solely cash proceeds from each such  issuance,  (ii) the net proceeds from such issuance are applied in  accordance  with Section 3.2 hereof and (iii) no Default or Event of
Default  has  occurred  and is  continuing  at the  time any  such  issuance  is consummated and none would exist (whether or not after the expiration of time or giving of notice or both) after giving effect thereto.

            SECTION  8.6.  RELATED  PARTY  TRANSACTIONS.   No  Loan  Party  will
undertake  any  action  or  engage  in any  transaction  or  activity  with  any
Affiliate,  other than those  contemplated  by the Loan  Documents,  without the prior  written  approval of Lender,  which  approval  shall not be  unreasonably withheld.

            SECTION 8.7. RESTRICTIONS ON AMENDMENTS OF EXISTING SENIOR Facility.
No Loan  Party  shall  enter  into  any  amendment,  refinancing,  modification, renewal,  or  extension  of  the  Existing  Senior  Facility  if the  terms  and

                                       18

conditions of such amendment, refinancing,  modification, renewal, or extension, in Lender's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair  Borrowers'  creditworthiness, or any such amendment, refinancing,  modification, renewal, or extension results in an increase in the principal  amount of the Debt so refinanced,  renewed,  or extended, other than as permitted in the Intercreditor Agreement.

            SECTION 8.8. Asset Dispositions.  No Loan Party shall make any Asset
Disposition, except a Permitted Asset Disposition, a disposition of equipment in the ordinary course of business, or a transfer of Property to a Loan Party.

                                   ARTICLE IX.

                                EVENTS OF DEFAULT

            SECTION  9.1.  EVENTS OF  DEFAULT.  If any of the  following  events
("EVENTS OF  DEFAULT")  shall occur and,  after  written  notice  thereof by the
Lender to Bairnco,  shall not have been cured within five  calendar days (in the case of  monetary  defaults)  or 15  calendar  days  (in the  case of all  other defaults) unless a shorter period of time is specified below:

                  (a) any Borrower shall fail to pay principal of or interest on the Note or other  amounts due under the Note or this  Agreement  or any other Loan Document, when the same becomes due and payable; or

                  (b) any representation or warranty made any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been untrue or incorrect when made or deemed made; or

                  (c) any Loan Party  shall fail to perform or observe any term, covenant or agreement contained herein or in any other Loan Document within 15 days  after a senior  officer  has  knowledge  thereof  or receives  notice  thereof,  written  notice  from the Lender to cure same, whichever is sooner; or

                  (d) any Loan  Party  shall  fail to pay any  principal  of, or premium or interest on, any Debt in excess of $250,000 when the same becomes due and payable  (whether by  scheduled  maturity,  required
            prepayment,   acceleration,   demand  or  otherwise)   unless  being
            contested in good faith,  and such failure shall  continue after the applicable  grace  period,  if any,  specified  in the  agreement or instrument  relating to such Debt; or any other event constituting a default (however defined) shall occur or condition shall exist under any  agreement  or  instrument  relating  to any such Debt and shall continue after the  applicable  grace period,  if any,  specified in such  agreement or  instrument,  which would give rise to a right to accelerate such Debt; or

                  (e) the Borrowers fail to use the proceeds from the Advance in accordance  with the stated use therefor as  contemplated by Section
            7.3; or

                  (f) any  Loan  Party  is  enjoined,  restrained  or in any way prevented by any Governmental Authority from conducting any material part of its business; any Loan Party suffers the loss, revocation or

                                       19

            termination  of any  material  license,  permit,  lease or agreement necessary to its business; there is a cessation of any material part of an Loan  Party's  business  for a  material  period of time;  any material  Collateral  or  Property  of an Loan  Party  is  taken  or impaired through condemnation; any Loan Party agrees to or commences any  liquidation,  dissolution or winding up of its affairs;  or any
            Loan Party ceases to be Solvent;

                  (g) any Insolvency  Proceeding is commenced by any Loan Party;
            an Insolvency  Proceeding  is commenced  against any Loan Party and:
            such  Loan  Party  consents  to the  institution  of the  proceeding against it, the petition  commencing  the  proceeding  is not timely controverted  by such Loan Party,  such  petition  is not  dismissed within 30 days after its  filing,  or an order for relief is entered in the  proceeding;  a trustee  (including  an interim  trustee)  is appointed to take  possession of any  substantial  Property of or to operate any of the  business  of any Loan  Party;  or any Loan Party makes  an offer  of  settlement,  extension  or  composition  to its unsecured creditors generally;

                  (h) the  Guarantee,  Pledge and Security  Agreement or the WHX
            Guarantee  or any  interest of the Lender  thereunder  shall for any reason be terminated, invalidated, void or unenforceable or any Loan
            Party  or WHX  shall  fail  to  perform  any  respective  obligation thereunder;

                  (i) Bairnco  shall  change or attempt to change (i) the number of  authorized  or  outstanding  shares of its common  stock or (ii)
            attempt to liquidate or dissolve  itself,  without the prior written consent of the Lender;

                  (j) there shall  occur any  default or event of default  under the Existing Senior Facility or the WHX Subordinated Loan; or

                  (k) there shall occur any Change of Control; or

                  (l) there shall  occur any  Default or Event of Default  under the WHX  Subordinated  Loan or any  guarantee or security  agreement securing the obligations of WHX thereunder.

then, and in any such event,  Lender (after providing the notice and opportunity to cure set forth in the first  clause of this  Section)  may,  by notice to the
Borrowers,  declare the principal  amount of the Note, all interest  thereon and all other  Obligations or amounts payable under this Agreement or any other Loan
Document to be forthwith due and payable,  whereupon the Note, all such interest and all such  amounts  shall become and be  forthwith  due and payable,  without presentment,  demand,  protest or further  notice of any kind,  all of which are hereby  expressly  waived by the  Borrowers and all interest on and principal of all other Debt owed by the Borrowers to the Lender shall likewise  become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED
HOWEVER,  that in the case of any Default  pursuant to Subsections (g), (j), (k)
or (l) of this  Section  9.1,  all  such  interest  and all such  amounts  shall

                                       20

automatically  become  and be due  and  payable,  without  presentment,  demand, protest,  right to cure or any  notice  of any  kind,  all of which  are  hereby expressly waived by the Borrowers.

                                   ARTICLE X.

                                  MISCELLANEOUS

            SECTION  10.1.  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.  All
representations  and warranties in each Loan Document shall survive the delivery of the  Note and the  making  of the  Advance,  and  shall  continue  after  the repayment  of  the  Note  and  the  Maturity  Date  until  all  Obligations  are indefeasibly  paid in full,  and any  investigation  at any  time  made by or on behalf of the Lender shall not diminish the Lender's right to rely thereon.

            SECTION  10.2.  AMENDMENTS,  ETC.  No  amendment  or  waiver  of any provision of this  Agreement or the Note, nor consent by Lender to any departure by the  Borrowers  therefrom,  shall in any event be  effective  unless the same shall be in writing  and signed by the  Lender,  and then such waiver or consent shall be effective  only in the specific  instance and for the specific  purpose for which given.

            SECTION  10.3.  NOTICES,  ETC. All notices and other  communications provided for hereunder shall be in writing  (including by telex or telefacsimile transmission) and shall be effective when actually delivered,  or in the case of telex notice, when sent,  answerback  received,  or in the case of telefacsimile transmission,  when received and telephonically confirmed, addressed as follows:
if to the Borrowers,  to Bairnco at its address at 300 Primera Blvd., Lake Mary,
Florida  32746,  Attention:  Chief  Financial  Officer,  facsimile  number (407)
875-3398;  if to the Lender,  at its address at 590 Madison Avenue,  32nd floor,
New York, NY 10022, Attention:  John McNamara,  facsimile number (212) 520-2321;
or as to the  Borrowers  or the  Lender  at  such  other  address  as  shall  be designated by such party in a written notice to the other parties.

            SECTION  10.4.  NO WAIVER;  REMEDIES.  No failure on the part of the
Lender  to  exercise,  and no delay in  exercising,  any  right  under  any Loan
Document  shall  operate  as a waiver  thereof;  nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION  10.5.  EXPENSES  AND  ATTORNEYS'  FEES.  Whether or not the
transactions contemplated hereby shall be consummated, each Loan Party agrees to promptly  pay all fees,  costs and  expenses  incurred  in  connection  with any matters  contemplated  by or  arising  out of this  Agreement  or the other Loan
Documents  including the following,  and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a)
fees, costs and expenses  incurred by Lender  (including  reasonable  attorneys'
fees and expenses and fees of consultants,  accountants and other  professionals retained by Lender)  incurred in connection with the  examination,  review,  due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses incurred by Lender
(including  reasonable  attorneys'  fees and expenses,  the  allocated  costs of
Lender's internal legal staff and fees of environmental consultants, accountants and other  professionals  retained by Lender)  incurred in  connection  with the

                                       21

review,  negotiation,  preparation,  documentation,  execution,  syndication and administration  of the Loan Documents,  the Loans, and any amendments,  waivers,
consents,   forbearances  and  other  modifications   relating  thereto  or  any
subordination or intercreditor  agreements,  including reasonable  documentation charges  assessed  by Lender for  amendments,  waivers,  consents  and any other documentation  prepared by Lender's  internal legal staff;  (c) fees,  costs and expenses (including  reasonable attorneys' fees) incurred by on behalf of Lender in creating,  perfecting and maintaining perfection of Liens in favor of Lender,
(d) fees, costs and expenses incurred by Lender in connection with forwarding to
Borrowers the proceeds of Loans including Lender's bank's standard wire transfer fee; (e) fees,  costs,  expenses and bank  charges,  including  bank charges for returned checks,  incurred by Lender in  establishing,  maintaining and handling lock box  accounts,  blocked  accounts or other  accounts for  collection of the
Collateral;  (f) fees, costs, expenses (including reasonable attorneys' fees and allocated  costs of  internal  legal  staff) of Lender  and costs of  settlement incurred in  collecting  upon or  enforcing  rights  against the  Collateral  or incurred in any action to enforce this  Agreement or the other Loan Documents or to collect any payments due from any Borrower or any other Loan Party under this
Agreement  or any  other  Loan  Document  or  incurred  in  connection  with any refinancing  or  restructuring  of the credit  arrangements  provided under this
Agreement,  whether  in the  nature of a  "workout"  or in  connection  with any insolvency or bankruptcy proceedings or otherwise.

            SECTION  10.6.  INDEMNITY.  In  addition  to the payment of expenses pursuant to Section 10.5,  whether or not the transactions  contemplated  hereby shall be consummated,  each Loan Party agrees to indemnify,  pay and hold Lender and the officers,  directors,  and employees of, or consultants,  auditors,  and other  persons  engaged by  Lender,  to  evaluate  or  monitor  the  Collateral, affiliates  and  attorneys of Lender and such holders  (collectively  called the
"INDEMNITEES")  harmless from and against any and all liabilities,  obligations, losses, damages,  penalties,  actions, judgments, suits, claims, costs, expenses and  disbursements  of any kind or  nature  whatsoever  (including  the fees and
disbursements   of  counsel  for  such   Indemnitee  in   connection   with  any
investigative,  administrative or judicial  proceeding  commenced or threatened, whether or not such Indemnitee  shall be designated a party thereto) that may be imposed on,  incurred  by, or asserted  against that  Indemnitee,  in any manner relating to or arising out of this  Agreement or the other Loan  Documents,  the consummation of the transactions  contemplated by this Agreement, the statements contained  in the  commitment  letters,  if any,  delivered  by Lender,  and the
Lender's  agreement to make the Loans hereunder,  the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "INDEMNIFIED LIABILITIES"); provided that no
Loan Party shall have any obligation to an Indemnitee  hereunder with respect to
Indemnified  Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a final  non-appealable  judgment by a court of competent jurisdiction.

            SECTION 10.7.  RIGHT OF SET-OFF.  Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time,  to the fullest  extent  permitted by law, to set off and apply any and all deposits (general or special,  time or demand,  provisional or final) at any time held and other Debt at any time owing by the Lender to or for the  credit  or  the  account  of  the  Borrowers  against  any  and  all of the obligations of the Borrowers now or hereafter  existing under any Loan Document, whether or not the Lender shall have made any demand under the Note and although

                                       22

such  obligations  may be unmatured.  Lender agrees  promptly to notify  Bairnco after any such set-off and  application  made by such Lender,  provided that the failure to give such notice  shall not affect the  validity of such  set-off and application.  The rights of the Lender  under this  Section  are in  addition to other  rights and  remedies  (including,  without  limitation,  other  rights of set-off) which such the Lender may have.

            SECTION 10.8. BINDING EFFECT.  This Agreement shall become effective when it shall have been executed by the Borrowers and the Lender and  thereafter shall be binding upon and inure to the benefit of the Borrowers,  the Lender and their respective  successors and assigns,  except that neither the Borrowers nor the Lender  (except as provided in Section  10.9) shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other.

            SECTION 10.9. ASSIGNMENTS AND PARTICIPATIONS.  The Lender may assign all or a portion of its rights and obligations under this Agreement  (including, without  limitation,  all or a portion of the Note held by it), whether pursuant to a sale of participations or otherwise.

            SECTION 10.10. LIMITATION ON AGREEMENTS.  All agreements between the
Borrowers and the Lender,  whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever,  whether by reason of demand  being made in respect of an amount due under any Loan  Document or  otherwise,  shall the amount paid,  or agreed to be paid,  to the Lender for the use,  forbearance,  or detention of the money to be loaned under the Note or any other Loan Document or otherwise or for the payment or  performance of any covenant or obligation  contained  herein or in any other
Loan  Document  exceed  the  Highest  Lawful  Rate.  If,  as  a  result  of  any circumstance whatsoever,  fulfillment of or compliance with any provision hereof or of any of such Loan Documents at the time performance of such provision shall be due or at any other time shall involve  exceeding the amount  permitted to be contracted  for,  taken,  reserved,  charged or  received  by the  Lender  under applicable  usury law,  then,  ipso facto,  the  obligation  to be  fulfilled or complied with shall be reduced to the limit  prescribed by such applicable usury law, and if, from any such circumstance,  the Lender shall ever receive interest or anything  which might be deemed  interest  under  applicable  law which would exceed the Highest  Lawful Rate,  such amount which would be excessive  interest shall be applied,  in the  Lender's  sole  discretion,  to the  reduction of the principal  amount  owing on  account of the Note or the  amounts  owing on other
Obligations of the Loan Parties to the Lender under any Loan Document and not to the  payment of  interest,  or if such  excessive  interest  exceeds  the unpaid principal  balance of the Note and the amounts owing on other Obligations of the
Borrowers to the Lender under any Loan Document, as the case may be, such excess shall be  refunded to the  Borrowers.  All sums paid or agreed to be paid to the
Lender  for the  use,  forbearance,  or  detention  of the  indebtedness  of the
Borrowers to the Lender shall,  to the extent  permitted by  applicable  law, be amortized,  prorated,  allocated,  and spread  throughout  the full term of such indebtedness until payment in full of the principal (including the period of any renewal  or  extension  thereof)  so  that  the  interest  on  account  of  such indebtedness shall not exceed the Highest Lawful Rate.  Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest which accrues on the  outstanding  principal balance of the Note shall exceed the Highest  Lawful Rate,  the rate of interest which accrues on the outstanding  principal balance of the Note shall be limited to the  Highest  Lawful  Rate,  but any  subsequent  reductions  in the  rate of interest which accrues on the  outstanding  principal  balance of the Note shall not reduce the rate of  interest  which  accrues  on the  outstanding  principal

                                       23

balance of such Note below the  Highest  Lawful  Rate until the total  amount of interest accrued on the outstanding  principal balance of the Note, taken in the aggregate,  equals  the amount of  interest  which  would  have  accrued if such interest rate had at all times been in effect and not been reduced. In the event that any rate of interest  under the Note or any Loan Document is reduced due to the  effect of this  Section  10.10 and there is a  subsequent  increase  in the
Highest Lawful Rate, such interest rate shall,  automatically without any action of the Borrowers or Lender,  be increased to the then applicable  Highest Lawful
Rate. The terms and provisions of this Section 10.10 shall control and supersede every other provision of all Loan Documents.

            SECTION  10.11.  SEVERABILITY.  In  case  any  one  or  more  of the provisions  contained in any Loan  Document to which a Borrower is a party or in any  instrument  contemplated  thereby,  or any  application  thereof,  shall be invalid,  illegal, or unenforceable in any respect, the validity,  legality, and enforceability  of the remaining  provisions  contained  therein,  and any other application thereof, shall not in any way be affected or impaired thereby.

            SECTION  10.12.  GOVERNING LAW. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

            SECTION 10.13.  SUBMISSION TO  JURISDICTION;  WAIVERS.  EACH BORROWER
AND THE LENDER IRREVOCABLY AND UNCONDITIONALLY:

                  (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR
            PROCEEDING  RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR
            FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT  THEREOF,
            TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE
            OF NEW YORK,  THE  COURTS OF THE UNITED  STATES OF  AMERICA  FOR THE
            SOUTHERN  DISTRICT  OF NEW  YORK,  AND  APPELLATE  COURTS  FROM  ANY
            THEREOF;

                  (b) WAIVES ANY OBJECTION  THAT IT MAY NOW OR HEREAFTER HAVE TO
            THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT
            SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT  FORUM AND AGREES NOT
            TO PLEAD OR CLAIM THE SAME;

                  (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR
            PROCEEDING  MAY  BE  EFFECTED  BY  MAILING  OF A  COPY  THEREOF  (BY
            REGISTERED OR CERTIFIED  MAIL OR ANY  SUBSTANTIALLY  SIMILAR FORM OF
            MAIL  POSTAGE  PREPAID)  TO THE  ADDRESS  SET FORTH IN SECTION  10.3
            HEREOF OR AT SUCH OTHER  ADDRESS OF WHICH THE OTHER  PARTIES  HERETO
            SHALL HAVE BEEN NOTIFIED IN WRITING PURSUANT TO SECTION 10.3.

                                       24

                  (d) EACH BORROWER AND THE LENDER EACH WAIVES ITS RIGHT TO JURY
            TRIAL WITH RESPECT TO ANY LEGAL ACTION ARISING UNDER THIS AGREEMENT.

            SECTION  10.14.  SPECIAL  PROVISIONS  RELATING  TO  BAIRNCO  AND THE
BAIRNCO SUBSIDIARIES. Notwithstanding anything to the contrary contained in this
Agreement or any other Loan Document, neither Bairnco nor any Bairnco Subsidiary shall be bound by the terms of this Agreement or any other Loan Document,  or be a "Borrower" or "Loan Party"  hereunder or thereunder  until the consummation of the  Merger,  PROVIDED  that  Bairnco  and the  Bairnco  Subsidiaries  shall  be considered "Borrower" or "Loan Parties", as applicable,  solely for the purposes of any representation,  warranty and covenant contained in this Agreement or any other Loan  Document,  and any such  representation  or warranty with respect to
Bairnco  or the  Bairnco  Subsidiaries  shall be  deemed  made to  Lender  by BZ
Acquisition  until the consummation of the Merger at which time Bairnco and each
Bairnco  Subsidiary  shall be deemed  to have  made  each  such  representation, warranty and covenant directly to Lender.

            SECTION  10.15.  EXECUTION IN  COUNTERPARTS.  This  Agreement may be
executed in any number of counterparts  and by facsimile,  each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  [Remainder of Page Intentionally Left Blank]

                                       25

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective  officers  thereunto duly authorized,  as of the date first above written.

                                       BZ ACQUISITION CORP.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       BAIRNCO CORPORATION

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       STEEL PARTNERS II, L.P.

                                       By:  Steel Partners, L.L.C.
                                            General Partner

                                       By:
                                           -------------------------------------
                                           Name:  Warren G. Lichtenstein
                                           Title: Managing Member

               [Signature Page to Bridge Facility Loan Agreement]

                                                                       EXHIBIT A

THE DEBT EVIDENCED BY THIS NOTE IS  SUBORDINATED  TO THE FULL PAYMENT OF CERTAIN
AMOUNTS  DUE TO BANK OF  AMERICA,  N.A.  ("B OF A")  UNDER A LOAN  AND  SECURITY
AGREEMENT BETWEEN THE BORROWERS,  CERTAIN SUBSIDIARIES OF BORROWERS,  AND B OF A
DATED AS OF NOVEMBER 9, 2006 (AS THE SAME SHALL BE AMENDED OR SUPPLEMENTED)

                                  SECURED NOTE

$90,000,000                                                     April __, 2007

            FOR  VALUE  RECEIVED,  each of the  undersigned  (the  "BORROWERS"),
HEREBY  JOINTLY AND SEVERALLY  PROMISE TO PAY to the order of Steel Partners II,
L.P. (the "LENDER"),  on or before the Maturity Date (as such term is defined in the Loan  Agreement),  the  principal sum of Ninety  Million and No/100  Dollars
($90,000,000.00)  in  accordance  with the terms and  provisions of that certain
Loan  Agreement  dated as of April __, 2007 by and between the Borrowers and the
Lender  (as  same  may be  amended,  modified,  increased,  supplemented  and/or restated from time to time, the "LOAN AGREEMENT";  capitalized terms used herein and not otherwise  defined herein shall have the meanings ascribed to such terms in the Loan Agreement).

            The outstanding  principal  balance of this Note,  together with all accrued and unpaid  interest  thereon,  shall be due and payable on the Maturity
Date.  The  Borrowers  promise to pay interest on the unpaid  principal  balance
(including  any  interest  to be paid in kind  hereunder)  of this Note from the
Issue Date until the principal  balance thereof is paid in full.  Interest shall accrue on the outstanding  principal balance  (including any interest to be paid in kind  hereunder)  of this Note from and  including  the Issue Date to but not including the Maturity  Date at the rate or rates,  and shall be due and payable on the dates and paid in accordance with the terms and conditions,  set forth in the Loan Agreement.

            Payments of principal, and all amounts due with respect to costs and expenses  pursuant to the Loan  Agreement,  shall be made in lawful money of the
United States of America in  immediately  available  funds,  without  deduction, set-off or  counterclaim  to the Lender to the account  maintained by the Lender not later than 11:59  a.m.  (New York time) on the dates on which such  payments shall  become due  pursuant  to the terms and  provisions  set forth in the Loan
Agreement.  Interest  due under the Note shall be payable  monthly in arrears on the first day of each  succeeding  month,  commencing  one month  from the Issue
Date, in cash and in kind as follows:  interest  shall be payable in cash at the
Cash Interest  Rate;  and interest  shall be payable in kind at the PIK Interest
Rate, with the amount payable under such payment in kind evidenced by the Lender recording such interest payment as an addition to the unpaid  principal  balance of the Note on the grid contained in the attached Schedule. All interest in kind so recorded  shall  become part of the  principal  amount of this Note and shall bear interest in accordance herewith.  All interest payable on the Maturity Date shall be paid in cash.  Lender is hereby  authorized  by  Borrowers to enter and record on the schedule attached hereto the amount  outstanding from time to time under this Note and each payment and prepayment of principal thereon without any further authorization on the part of Borrowers.

            After the  occurrence  and  during  the  continuance  of an Event of
Default, interest shall be payable at the Default Rate.

            At their option,  Borrowers may make prepayments of principal hereof without penalty,  in whole or in part, at any time, provided that on the date of each such  prepayment  Borrowers  shall pay all then accrued and unpaid interest
(including in kind interest) on the principal amount hereof.  The Obligations of the  Borrowers  under this Note and any  additional  note issued  hereunder  are secured  by the  Liens  and  security  interests  granted  pursuant  to the Loan
Agreement  and the other Loan  Documents  and are entitled to the benefit of the
Loan  Agreement  and the other  Loan  Documents,  and are  subject to all of the agreements, terms and conditions therein combined.

            If any  payment of  principal  or cash  interest  on this Note shall become due on a day that is not a Business  Day,  such payment  shall be made on the next  succeeding  Business Day and such extension of time shall in such case be included in computing cash interest in connection with such payment.

            This  Note is the  Note  provided  for in,  and is  entitled  to the benefits of the Loan Agreement and the Guarantee,  Pledge and Security Agreement
and the WHX  Guarantee,  which,  among  other  things,  contain  provisions  for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions and with the effect therein  specified,  and provisions to the effect that no provision of the Loan Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful
Rate.

            The Borrowers  and any and all  endorsers,  guarantors  and sureties severally waive grace,  demand,  presentment for payment,  notice of dishonor or default,  protest, notice of protest, notice of intent to accelerate,  notice of acceleration  and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals,  extensions or partial payments hereon and to any release or  substitution  of security  hereof,  in whole or in part, with or without notice, before or after maturity.

            THIS NOTE SHALL BE GOVERNED BY, AND  CONSTRUED IN  ACCORDANCE  WITH,
THE  LAWS OF THE  STATE  OF NEW  YORK  APPLICABLE  TO  CONTRACTS  MADE AND TO BE
PERFORMED WHOLLY WITHIN SUCH STATE.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS  WHEREOF,  the Borrowers have caused this Note to be duly executed and delivered effective as of the date first above written.

                                       BZ ACQUISITION CORP.

                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:

                                       BAIRNCO CORPORATION

                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:

                    [Signature Page to Bridge Facility Note]

                                  SCHEDULE TO NOTE

Borrowers: BZ Acquisition Corp.                      Date of Note:  April __, 2007
           and Bairnco Corporation
==================================================================================
                                                   UNPAID
                   AMOUNT OF       PRINCIPAL      PRINCIPAL        NAME OF PERSON
     DATE          INTEREST        PAYMENTS    BALANCE OF NOTE     MAKING NOTATION
----------------------------------------------------------------------------------
May 2007
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June 2007
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July 2007
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August 2007
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September 2007
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October 2007
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November 2007
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December  2007
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January 2008
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February 2008
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March 2008
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April 2008
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May 2008
----------------------------------------------------------------------------------
June 30, 2008
==================================================================================